Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: August 30, 2024

QVT FINANCIAL LP		QVT FAMILY OFFICE FUND LP

By QVT Financial GP LLC,		By QVT Associates GP LLC,
its General Partner		its General Partner

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
Name:	Daniel Gold	Name:	Daniel Gold
Title:	Managing Member	Title:	Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
Name:	Meg Eisner	Name:	Meg Eisner
Title:	Authorized Signatory	Title:	Authorized Signatory

QVT FINANCIAL GP LLC		QVT ASSOCIATES GP LLC

By:	/s/ Daniel Gold	By:	/s/ Daniel Gold
Name:	Daniel Gold	Name:	Daniel Gold
Title:	Managing Member	Title:	Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
Name:	Meg Eisner	Name:	Meg Eisner
Title:	Authorized Signatory	Title:	Authorized Signatory

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SCHEDULE A

Covered Persons

Name of Covered Person	Principal Business Address	Principal Occupation
Daniel Gold	QVT Financial LP 888 Seventh Avenue, 43rd Floor New York, New York 10106	Investment Management

Nicholas Brumm	QVT Financial LP 888 Seventh Avenue, 43rd Floor New York, New York 10106	Investment Management

Arthur Chu	QVT Financial LP 888 Seventh Avenue, 43rd Floor New York, New York 10106	Investment Management

Tracy Fu	QVT Financial LP 888 Seventh Avenue, 43rd Floor New York, New York 10106	Investment Management

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